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Exhibit 23.1

                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K, into the previously filed Registration Statements of Florida Gaming Corporation on Forms S-3 (Registration Nos. 33-99380 and 333-10535).




/s/ King & Company, PSC


KING & COMPANY, PSC
Louisville, Kentucky
February 9, 1998